THIS LEASE,  dated the 25th day of July 1997, between BONANNO
REAL ESTATE GROUP III, L.P., a New Jersey limited partnership, with offices at 107 West Tryon Avenue, Teaneck, New Jersey 07666 (hereinafter referred to as the "Landlord"); and IMAGING DYNAMICS, INC.,a New Jersey corporation, with offices at 53 West Century Road, Paramus, New Jersey, hereinafter referred to as the "Tenant")



                               W I T N S S E T H:

                                    ARTICLE I

                               Demise of Premises

     Section 1.01. The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements thereinafter contained to be kept and performed by the Tenant, hereby demises aid leases unto the Tenant, and the Tenant hereby lures and Lakes from the Landlord, for the term and the rent, and upon the covenants and agreements hereinafter set forth, the premises described iii Exhibit A attached hereto and made a part hereof (such premises together with a portion of the Building as hereinafter defined being hereinafter referred to as the "Demised Premises") , which is situated on that certain parcel of land located at 53 West Century Road, in the Borough of Paramus, County of Bergen, State of New Jersey (hereinafter referred to as the "Real Property"), to include the use of fifteen (15) parking spaces and use of one (1) tailgate loading door, as described on Exhibit B, subject, however, to all of the following:

     (a)Any state of facts an accurate survey may disclose;

     (b)Zoning regulations and ordinances of the governmental subdivision(s) in which the Demised Premises lie; and

     (C)Covenants, restrictions, conditions, easements and party wall agreements of record, if any.


                                   ARTICLE II

                                  Term of Lease

     Section 2.01. The term of this Lease and the demise of the Demised Premises shall be for three (3) years beginning, subject to Section 29.13, on August 1, 1997 (the "Commencement Date") and ending July 31, 2000 or on such earlier or later commencement or termination as hereinafter set forth (which term is hereinafter called the "Term")

                                ARTICLE III Rent

     Section 3.01. Tue Tenant shall pay to the Landlord, during the Term without counterclaim, deduction or setoff, basic rent, in the amount of One Hundred Eighty-four Thousand Nine Hundred Seventeen and 60/100 ($184,917.60) Dollars (hereinafter "Term Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     Section 3.02. The Term Basic Rent shall accrue at an annual rate of Sixty-one Thousand Six Hundred Thirty-nine and 20/100 ($61,639.20) Dollars (hereinafter "Annual Basic Rent"),and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Five Thousand One Hundred Thirty~six and 60/100 ($5,136.60) Dollars each (hereinafter "Monthly Basic Rental) except that a proportionately lesser sum lay be paid for the first and last months of the Term of this lease if the Term commences on a date other than the first day of the month, in accordance with the provisions of this Lease hereinafter set forth. The Basic Rent shall be payable at the office of the Landlord at the address above set forth, or as may otherwise be directed by notice from the Landlord to the Tenant. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

     Section 3.03. the Tenant shall, and will, during the Term well and truly pay, or cause to be paid, to the Landlord, the installments of Monthly Basic Rent as herein provided and all other sums that may become due and payable by the Tenant thereunder, at that time and in the manner herein provided, without counterclaim, offset or deduction; and all other sums due and payable by the Tenant hereunder may, at the Landlord's option, be deemed to be, and treated as, Additional Rent, and added to any Term Basic Rent due and payable by the Tenant hereunder, and, in the event of nonpayment of such other sums, the Landlord shall have all the rights and remedies herein provided for in the case of the nonpayment of the Term Basic Rent and Additional Rent, or of a breach of any covenant to be performed by the Tenant

     Section 3.04. The Basic Rent payable by the Tenant pursuant to thus Lease is intended to be net to the Landlord, and all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation aud control, including but not limited to the charges and expenses payable pursuant to Articles VII and VIII of this Lease, shall be paid by the Tenant, excepting liens resulting from acts or omissions of the Landlord and other payments to be paid or obligations undertaken by tile Landlord as specifically provided in this Lease.

     Section 3.05. The Basic Rent payable under this Lease shall be payable to Bonanno Real Estate Group III, L.P., at the office of the Landlord at the address set forth in Section 16.01, or as may otherwise be directed by notice from the Landlord to the Tenant, and shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.


                                   ARTICLE IV

                              The Demised Premises

     Section 4.01. The Demised Premises consists of approximately 9,784 gross square feet located in a portion of a presently existing building of approximately 34,966 gross square feet (which building is hereinafter called the "Building") previously erected thereon) which the Tenant acknowledges that it has inspected aud is fully familiar with its condition and is leasing the same "AS Is" condition, subject to the work described in Exhibit C to be done by Landlord, at Landlord's sole cost and expense. Lisidloid represents that as of the Commencement Date all Building Systems (i.e. electrical, plumbing, sprinkler) shall be in working order. Tenant shall, at its sole cost and expense, perform all initial improvements to tile Demised Premises. Tenant shall obtain all governmental approvals required for the performance of such work and shall provide landlord with copies thereof. All work performed by Tenant shall be iii a 900(3 and workmanlike manner, consistent with the character aud integrity of the Building and subject to all of the requirements of Sect ions
9.02 and 9.03.

     Section 4.02. The Demised Premises herein above described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to waLer, gas, electricity, heat, janitorial or garbage removal, unless aud to the extent expressly provided for in this lease.

                                    ARTICLE V

                                       Use

     Section 5.01. The Demised Premises may be used for photographic imaging and processing and offices in connection therewith. Notwithstanding)y anything to the contrary, the Landlord makes no representation that the Demised Premises may be used for those purposes set forth in this Section 5.01. Tenant, at its sole cost and expense, shall be responsible for obtaining any and all certificates and/or permits sanctioning Tenant's use from any governmental agencies having jurisdiction over the Demised Premises, including by way of example, but not limitation, a Certificate of Occupancy for the Demised Premises. The Tenant shall not use or permit to be used the Demised Premises or any part thereof for any purpose other than the aforementioned. In no event shall Tenant store any products, materialS, machinery, equipment or inventory or perform any activities outside of the Building.


                                   ARTICLE VI

                                 Quiet Enjoyment

     Section 6.01. The Landlord covenants that if, and so long as. the Tenant pays the Term Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.


                                   ARTICLE VII

         Additional Rent, Taxes, Assessments, Water Rates, charges, Etc.

     Section 7.01. It is expressly agreed that Tenant shall pay, in addition to the Basic Rent provided in Article III above, as Additional Rent, Tenant's Proportionate Share, as defined herein, of the Operating Costs for the Demised Premises and Building. The Tenant shall pay its Proportionate Share of the Operating Costs to Landlord before any interest or penalties accrue thereon. Operating Costs, as used herein, shall mean all reasonable costs incurred for the operation, maintenance, repair and replacement of the Building and shall include by way of illustration but; not limitation, Real Estate Taxes, all domestic water charges, fire sprinkler stand-by charges, costs for snow removal and landscaping charges, sewer rates and charges, and all other governmental charges imposed during the Term on the Real Property and Building of which the Demised Premises are a part, parking lot repairs, pothole maintenance and all other charges relating to the maintenance of the parking lot area. There shall be apportioned any tax or charge relating to the fiscal years in which the Term of this Lease commences or terminates.

     Section 7.02. The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate)franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises but titis exclusion shall not be applicable to a gross receipts or rental tax which shall be considered a Real Estate Tax)

     Section 7.03. The Tenant shall pay 20.37(%) percent of all assessments that may be imposed upon the Real Property by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements) except that if by law such special assessment is payable, or may, at the option of the taxpayer, be paid, in installments, the Tenant may whether or not interest accrues on the unpaid balance thereof, pay the same and any accrued interest on any unpaid balance thereof in installments as each installment becomes due and payable, but in any event before any penalty or cost may be added thereto for payment of any installment or interest. Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term~of this lease begins or ends shall be apportioned.

     Section 7.04. The Tenant, in its name or the Landlord's name, shall have the right to contest, or review, by appropriate proceedings, iii such manner as it may deem suitable, at its only expense, and without expense to the Landlord, any tax, assessment, water aud sewer rates or charges, or other charges payable by the Tenant pursuant to this Lease, and upon the request of this Tenant, and upon receipt by Landlord of the taxes payable by Tenant under this Article, the Landlord will pay, under protest, any tax, assessment, water or sewer rent or charge, or any other charge payable by the tenant pursuant to this Lease, which shall be contested or reviewed by the Tenant. In the event any such appeal is successful 20.37(%) percent of any refund resulting from such contest or review shall be assigned to aud belong to the Tenant and shall be paid to the Tenant promptly upon its receipt by the Landlord. If the refund relates to a tax year that is apportioned between the Landlord and the Tenant, the refund shall be apportioned between the Landlord and the Tenant

     Section 7.05. Notwithstanding anything contained herein to the contrary, should Landlord's mortgagee require at any time, the maintenance of an escrow reserve for the tax obligations of Tenant or to any other obligation of Tenant as in this Lease contained, 'Tenant shall promptly pay to said escrowee the required amount that may be periodically adjusted from time to time

     Section 7.06. The Tenant shall be required to pay, as its Proportionate Share of the total charges for the items enumerated in Section 7.01, the following:

     (i) Real Estate Taxes  imposed upon tile Building and land 20.37%

     (ii) Fire sprinkler standby 27.98%

     (iii) Domestic water and sewer 22.01%

     (iv) Parking lot repairs,  parking lot lighting and snow removal 25.33%

     (v) Landscaping 27.98%

     The Tenant shall pay its Proportionate Share of the items enumerated ii) this Article as well as any other sums due and payable by Tenant under this Lease within ten (10) days after being billed by landlord, failing which the Landlord may, but without being required to do so, pay said proportion and add the amount hereof as Additional Rent to the Term Basic Rent due for the next ensuing months. In the event that Landlord incurs an Operating Cost for which Tenant's Proportionate Share is not specified above, Landlord shall in good faith, using its reasonable determination, establish the Tenant's Proportionate Share with respect to such item(s) . In the event that any of the above enumerated items are separately metered to the Demised Premises, the Tenant stall pay the amount metered. If any of the aforesaid items are increased beyond that which have existed but for Tenant's acts, use or installation, Tenant shall pay said increase in ful]

     Section 7.08. Tenant shall pays before delinquency, all taxes, assessments, license fees, and other charges that are levied or assessed against Tenant's personal property located on the Demised Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any taxes on Tenant's personal property are levied against Landlord or Landlord' S property, or if the assessed value of the Building is increased by the inclusion of a value placed on Tenant's personal property or as a result of alterations, additional improvements made to the Demised Premises by or for Tenant, Tenant, on demand, shall immediately pay to Landlord as Additional Rent, the sum of taxes levied against Landlord, or the proportion of the taxes resulting from such increase in Landlord's assessment caused thereby. Landlord shall be entitled to, in good faith using its reasonable determination, ascertain the value of the tax increase attributable to Tenant's personal property or alterations, additions or improvements.


                                  ARTICLE VIII

                                    Insurance

     Section 8.01. The Landlord shall, during the Term of this Lease, cause the Building to be insured for the benefit of the Landlord and ground lessor, if any, and any and all mortgagees of the Landlord and for the Tenant, as its interest may appear, "All Risk" property insurance against damage or loss by tire, malicious mischief, sprinkler leakage and such other hazards and perils as now or hereafter may be included in a standard "extended coverage" endorsement from time to time including boiler insurance and with a vandalism and malicious mischief endorsement, in ah amount not less than the full replacement value of an identical building (excluding Tenant improvements and alterations) constructed in accordance with all requirements, rules and regulations, which may be applicable at the time of any loss or damage, of all governmental agencies having jurisdiction over the Building and construction of such Building and improvements. Such policies shall be issued by insurance companies licensed to do business in New Jersey. Tenant shall pay, as Additional Rent, 22.23(%) percent of the total premium promptly when billed. In addition, the Tenant shall pay the full amount of any increase in the premium imposed solely by reason of its ~)~ing a named insured and for any increase assessed against the entire Building resulting from Tenant's use. If the Tenant shall fail to pay the amount of such premiums within ten (10) days after being billed by Landlord, the amount thereof shall be added to the amount of the Monthly Basic Rent next coming due hereunder and shall be due and payable as part of said Monthly Basic Rent next coming due. Any deductible shall be deemed self-insurance by the Tenant, to the extent of 22.23(%) percent of the amount thereof. Landlord's current insurance policy covering the Building provides for a Five Thousand and 00/100 ($5,000.00) Dollar deductible. Landlord agrees to advise Tenant in the event of any increase in the deductible.

     Section 8.02. The Tenant shall provide and keep in force, during tike Term of this Lease, for the benefit of the Landlord and ground lessor, if any, comprehensive general liability insurance policies in standard form, insuring the Landlord with respect to ownership, maintenance and use against liability for personal injury, bodily injury, broad form property damage. operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability in or upon the Demised Premises during the Term of this Lease. Said policies shall be written by insurance companies licensed to do business in the State of New Jersey rated A+XV by A.M. Best Company, Oldwick, New Jersey, and shall cover the entire Demised Premises as well as any sidewalk in front of the same, and shall be in the minimum amount of Two Million and 00/100 ($2,000,000.00) Dollars and shall contain provision for ten (10) days' written notice by registered mail to the Landlord of any change or cancellation of said policy. The said policies shall also contain an endorsement protecting the Landlord for water damage and sprinkler damage liability with respect to property other than the Landlord's. The Landlord reserves the right to require an increase in the aforesaid amount during the term of this lease to an amount reasonable under the circumstances considering the character and location of the Building and Tenant 's use of the Demised Premises.

     Tenant represents, said representation being specifically designed to induce the Landlord to execute this Lease, that Tenant shall insure its business against interruption and its Premises, improvements, alterations, personal property and fixtures and any other items which Tenant may bring to the Demised Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction, which property value shall never exceed the amount of insurance which Tenant is required to carry pursuant to this Lease. If at any time the value of the personal property fixtures or other goods located at the Demised Premises shall exceed said amount, Tenant covenants to so notify Landlord and at the same time increase the amount of insurance required to be carried pursuant to this Section 8.02 to an amount sufficient to cover the aforesaid. Should Tenant fail to do so, or fail to maintain insurance coverage adequate to cover the aforesaid, then Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

     Section 8.03. The Tenant shall provide and keep in force, during the Term of this Lease, for the benefit of the Landlord and ground lessor, if any, machinery insurance if applicable. The Landlord shall be named as an additional named insured and loss payee under the policy, with respect to real property. Upon failure at any time on the part of the Tenant to procure any or all of the policies of insurance as herein provided, or to pay the premiums therefor, the Landlord shall be at liberty from time to time as often as such failure shall occur, to procure such insurance and pay the premiums therefor as herein provided in case of fire insurance, and all and any sums paid for such failure by the Landlord together with interest thereon from date of payment shall be and become and are hereby declared to be Additional Rent under this Lease, forthwith due and payable, and shall be collectible accordingly.

     Section 8.04. The Landlord shall provide on behalf of the Tenant and keep in force during the Term of this Lease, for the benefit of the Landlord, rental income insurance insuring the Landlord against the loss of Term Basic Rent and Additional Rent, as in this Lease provided, from the perils of fire and extended coverage for a period of no less than one (1) year. The Tenant shall reimburse Landlord for the cost of said insurance when billed. If the Tenant shall fail to pay the amount of such premiums within ten (10) days after being billed, the amount thereof shall be added to the amount of the Term Basic Rent next coining due hereunder and shall be due and payable as part of said Tern Basic Rent next coming due.

     Section 8.05. Each such insurance policy carried by Landlord arid each such insurance policy carried by Tenant insuring the Demised Premises, its business against interruption, and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage or all risks endorsement insurance, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies. Neither party shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance or all risks endorsement insurance, provided such insurance was obtainable at the time of such loss or damage. If the release of either Landlord or Tenant, as set forth in the second sentence of this paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurer.

     Section 8.06. The Tenant shall also furnish insurance for such other hazards and in such amounts as the Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Demised Premises in relative amounts normally carried with respect thereto. The Landlord reserves the right at any time and from time to time to require that the limits for any of the insurance required pursuant to Article VIII be increased to limits as at the time are reasonable with respect to Tenant's use and to buildings similar in character, general location and use and occupancy to the Demised Premises.

     Section 8.07. In the event any mortgagee, ground lessor or trust deed holder requires an escrow for insurance, taxes or any other recurring charges, Tenant shall, on demand from Landlord, deposit tire required escrow as required by any of the aforesaid.

     Section 8.08. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building is increased by the inclusion of a value placed on Tenant's personal property or as a result of alterations, additions or improvements made to the Demised Premises by or for Tenant, Tenant, on demand, shall immediately pay to Landlord as Additional Rent the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from such increase in Landlord's assessment caused thereby. If such separate valuation is not reasonably available to Landlord, Landlord shall be entitled to, in good faith using its reasonable determination, ascertain the value of the tax increase attributable to 'tenant's personal property or alterations, additions or improvements.


                                   ARTICLE IX

                                     Repairs

     Section 9.01. The Tenant shall keep the Demised Premises in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. The Tenant shall comply with all of the requirements and recommendations as announced from time to time by tire engineering department or any other similar enforcement department of the fire insurance company insuring the Demised Premises or any agencies or departments of the Borough of Paramus including by way of example but not limitation the health or fire department. The Tenant shall keep the sidewalks and roadway's forming part of the Demised Premises clean arid free Of obstruct ions, snow and ice. Except as hereinafter in this Lease set forth, throughout the Term of this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises including by way of example but not limitation, boiler, heating, ventilating and air conditioning systems, plumbing systems, electrical system and sprinkler, landscaping and weed removal, and the sidewalks and curbs adjoining the Demised Premises and will keep the same in good order and condition and make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen. Tenant shall return the Demised Premises at the end of the Term in the same condition they were in at the commencement, subject to reasonable wear and tear. In addition, the Tenant shall replace, at the Tenant's expense, all glass in and on the Demised Premises which may become broken after the date of Tenant' s occupancy. All repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall quit Demised Premises at the end of the Term in broom-clean condition and in as good condition as the reasonable use thereof will permit. when used in this Article, the term "repairs" shall include all necessary replacements and renewals

     In case the Tenant shall fail or neglect at any time to make any of the repairs or replacements herein above agreed to be made by it and shall continue such failure or neglect after thirty (30) days' notice in writing thereof from the Landlord, unless the critical nature of the repair requires immediate attention in which event the repair or replacement shall be made within twenty-four (24) hours after such written notice, then the Landlord or its agents, at the option of the Landlord, may enter the Demised Premises and make such repairs or replacements at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the same cost and expense may be added to tire next installment of Monthly Basic Rent and be due and payable as such, or the Landlord may, at its option, terminate this Lease or pursue any of its other remedies hereunder

     The Tenant shall obtain and keep in full force and effect during the Term of tins Lease, at its own cost and expense, a maintenance contract oil the heating, ventilation and air conditioning system section 9.02. The Tenant shall not, without the written consent of the Landlord, make any alterations, additions or improvements with respect to the following:

     (a)the structure of the Building (which shall include, but not be limited to, footings, foundation walls, exterior bearing and non-bearing walls, structural steel framework, floor slab, roofing, framework consisting of barjoists, girders and purlins, and load-bearing interior masonry partitions)

     (b)mechanical, plumbing and electrical systems; and

     (c)any other alterations, additions or improvements, the cost of which would exceed Five Thousand and 00/~00 ($5,000.00) Dollars on an annual basis in the aggregate

     If so requested by the Landlord, the Tenant will remove all improvements made by it under this Lease (including by way of example but not limitation, any interior partitions and dark rooms installed in the Demised Premises) prior to the expiration of the Term and leave the Demised Premises in such condition as it was at the commencement of the Term of this Lease, reasonable wear and tear excepted. In the event the Tenant so tails to remove such improvements, the Landlord may do so and collect from the Tenant, as Additional Rent, its costs and expense of doing so. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to the Tenant. All furniture, movable trade fixtures and personalty of the Tenant remaining in the Demised Premises after the expiration of the Term shall be deemed abandoned aud 'nay be removed by Landlord who may collect from the Tenant, as additional Rent, its costs and expenses of so removing

     Section 9.03. The Landlord~may, as a condition to granting its consent to any alteration, addition or improvement referred to in (a), (b) or (c) of
Section 9.02 above, require the following

     (a)Plans and Specifications therefor are first submitted to the Landlord;

     (b)The Landlord shall approve such plans and specifications, the Landlord agreeing that, as to nonstructural repairs and alterations, its approval will not be unreasonably withheld;

     (c) Provided the Landlord has approved the same, the said Plans and Specifications are appropriately filed (if necessary) with the governing body or agency having jurisdiction of building alterations, construct ions and improvements; and

     (d)Consent (if necessary) is granted by that body for any of the said alterations, improvements, construction or repairs.

     Section 9.04. Notwithstanding anything contained herein to the contrary, Landlord shall, throughout the Term, keep and maintain in good order, condition and repair, the exterior load-bearing walls (excluding windows and glass) , foundation and structural steel framework, exclusive of windows, window frames, door frames, and normal maintenance items including but not limited to caulking, pointing, painting and waterproofing, and the roof (including membrane and structure) , provided that Tenant furnishes Landlord with notice of the need for such repairs as and when the need arises and further provided that such repairs are not required as a result of the negligence of Tenant, its agents, servants or employees.

                                    ARTICLE X


                                    Casualty

     Section 10~01. If the Demised Premises or the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either the 'landlord or the Tenant, terminate upon the giving of a notice of termination. If a notice of termination is given, the Term of this Lease shall terminate effective as of the dale of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, and pay Term Basic Rent and Additional Rent to the time of such damage or destruction, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom

     Section 10.02. Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury, the Landlord will, provided the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to the Landlord to restore and further provided that the insurance proceeds so received are adequate to restore the Building and the Demised Premises, enter and repair the same with reasonable speed, and the Term Basic Rent and Additional Rent shall abate to the extent of rent insurance received by the Landlord until the earlier of Ci) such time as the Landlord makes such repairs so as to render the Demised Premises once again usable by the Tenant for the purposes under this Lease or (ii) the cessation of Landlord's receipt of rent insurance

     Section 10.03. If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, the Landlord shall repair the same with reasonable promptness and the Term Basic Rent and Additional Rent accrued and accruing shall not cease or terminate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises

     Section 10.04. Notwithstanding anything to the contrary in Section 10.01, neither the Landlord nor the Tenant shall have any obligation to terminate this Lease upon the happening Of an injury referred to iii Section 10.01 provided Ci) that the happening of such injury occurs at a time when the unexpired Term of this lease is two (2) years or more; (ii) further provided that the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to Landlord to restore; and (iii) further provided that the insurance proceeds so received are adequate to restore the Building and the Demised Premises. In such event, the Landlord shall repair the Demised Premises, even to the extent of rebuilding the Building if necessary, subject, however, to the receipt of sufficient insurance proceeds. The Landlord shall promptly enter and repair the Demised Premises with reasonable speed, making due allowance for conditions beyond the Landlord's control, including, but not limited to time lost in adjusting insurance claims' and strikes, and the Term Basic Rent and Additional Rent shall abate to the extent of rent insurance received by Like Landlord until the earlier of such time as the Landlord makes such repairs so as to render the Demised Premises once again usable by the Tenant for the purposes under this Lease or (ii) the cessation of Landlord's receipt of rent insurance. Landlord shall have no obligation to repair or restore Tenant' improvements.
                                   ARTICLE XI

                                  Condemnation

     Section 11.01. If, during the Term, twenty-five (25%) percent or more of the area of the Demised Premises shall be taken under any power of eminent domain or condemnation then, at the option of the Tenant, to be exercised in writing within thirty (30) days of taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the Tern Basic Rent and any Additional Rent herein reserved shall be apportioned as of said date. However, if the Tenant does not exercise the aforementioned option, or if the taking does not deprive the Tenant of at least twenty~five (25%) percent of the area of the Demised Premises, this Lease shall not expire but the Term Basic Rent and Additional Rent shall be equitably apportioned. If the Landlord and the Tenant fail to agree upon an equitable apportionment, the Term Basic Rent and Additional Rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination. Pending such determination the Tenant shall pay, on account of the Term Basic Rent and Additional Rent, such proportion of the Term Basic Rent and Additional Rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator's award. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this Article XI shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time.


                                   ARTICLE XII

                           Compliance With Laws, Etc.

     Section 12.01. The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon improvements or any part thereof

     Section 12.02. The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all present and future requirements of law and with all present and future ordinances or orders, rules and regulations of any State, Municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Executive or similar body, and of any liability insurance company insuring the Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary foreseen or unforeseen. Landlord represents that it has not received any notice of violation from any state, municipal, federal or other public authority affecting the Demised Premises.

                                    ARTICLE X

     Section 12.03. Tenant acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Demised Premises to ISRA applicability. Any change by Tenant to an operation with an SIC Number subject to ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

     Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with all applicable environmental laws including ISRA. In addition, prior to the expiration of the Term, Tenant agrees to make such applications as are required to comply with ISRA in connection with closing, terminating or transferring operations. Tenant shall bear all costs and expenses incurred in connection with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering-' fees, clean up costs, filing fees and suretyship expenses . As used herein, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority, issuance of a negative declaration or implementation, and the completion of a clean up plan. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA occasioned by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and requirements of the New Jersey Department of Environmental Protect ion " NJDEP") under ISRA as they are issued or received by the Tenant

     Tenant agrees not to generate, store, manufacture, refine, transport, treat;, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar tern as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.) ,The New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Article shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a hazardous substance. Notwithstanding the foregoing, Tenant may store hazardous Substances used in the ordinary course of its business operations in the Demised Premises, provided: (i) such hazardous Substances shall be stored in containers having not greater than a five (5) gallon capacity; (ii) at no time shall such hazardous Substances exceed twenty-five
(25) gallons in the aggregate, at any one tine; and (iii) such Hazardous Substances shall be stored and disposed of in the manner required by all applicable laws, rules, ordinances, regulations and codes.

                                    ARTICLE X

     In the event Tenant fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Landlord is unable to rent the Demised Premises, then the Landlord shall treat the Tenant as one who has riot removed at the end of its Term, and thereupon be entitled to all remedies against the Tenant provided by law in that situation including a monthly basic rental of two hundred (200%) percent of the Monthly Basic Rent for the last month of the Term or any renewal term, payable iii advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required clean up plan has been successfully completed

     Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Article, said indemnity to survive the Lease expiration or sooner termination



                                  ARTICLE XIII

                             Subordination/Estoppels

     Section 13.01. This Lease and any option contained herein is and shall be subject and subordinate to all present and future first mortgages or first deeds of trust affecting the Demised Premises. The Tenant shall execute any instrument which may be deemed necessary or.. desirable by the Landlord to further effect or to evidence the subordination of this Lease to any such first mortgage or first deed of trust. The Landlord may assign this Lease to any such first mortgagee or first trust deed holder in connection with any such lien superior to this Lease, and the Tenant shall execute any instrument which may be necessary or desirable by the Landlord or the holder of said lien in connection with said assignment. Any expense incurred in the preparing or recording of such assignment or subordination to any such holder shall be without expense or cost to the Tenant.

     Section 13.02. The Tenant further agrees, within ten (10) days of Landlord's written request, to certify by written instrument duly executed and acknowledged to any first mortgagee, first trust deed holder or purchaser, or any proposed first mortgage lender, first trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which Landlord shall reasonably require. Any such certification shall be without prejudice as between the Landlord and the Tenant, it being agreed that any document required hereunder shall not be used in any litigation between the Landlord and the Tenant


                                   ARTICLE XIV

                               Defaults, Remedies

     Section 14.01. If, during the Term, any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

     (A) The Tenant shall default in making any payment of Term Basic Rent or any Additional Rent as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

     (B) The Tenant shall default in the performance or if compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money) , and such default shall continue for a period of twenty (20) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within twenty (20) days, the Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being ii~tended that as to a default not susceptible of being cured with due diligence within twenty
(20) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence) ; or

     (C) Tue Tenant or any guarantor of this Lease shall tile a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

     (D) If within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of This Lease, or the commencement of any proceeding against the Tenant or such guarantor- seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within .sixty
(60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

     (E)If the Demised Premises shall be abandoned by the Tenant for a period of thirty (30) consecutive days, then, and ii) any such event, and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such~ Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such~notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. Additionally, Tenant agrees to pay, as Additional Rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

     Section 14.02. If this Lease is terminated as provided in Section 14.01, or as permitted by law, the Tenant shall peaceably quit and surrender the Demised Premises to the Landlord, and the Landlord may, without further notice, enter upon, re-enter, possess and repossess. the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither the Tenant nor any person claiming tI~rougki or under the Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, and the Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from the Tenant (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all Term Basic Rent and Additional Rent reserved hereunder for the unexpired portion of the Term of this Lease discounted at the rate of six (6%) percent per annum to the then present worth, over the fair rental value of the Demised Premises at the time of termination for such unexpired portion of the Term. Nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination for such amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

     Section 14.03. If the Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 14.02 of this Lease, fol~owing an Event of Default, the Landlord shall have the right, without notice, to repair or alter the Demised Premises in such manner as the Landlord may deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at the Landlord's option, to relet the Demised Premises or a part thereof, and the Tenant shall pay to the Landlord on demand all reasonable expenses incurred by the Landlord in obtaining possession, and in altering, repairing and putting the Demised


     Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Tenant shall pay to the Landlord upon (he rent payment dates following the dare of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, The sums of money which would have been payable by the Tenant as Term Basic Rent and Additional Rent hereunder on such rent payment dates if the Landlord had not re-entered and resumed possession of the Demised Premises, deducting only the net amount of Term Basic Rent and Additional Rent, if any, which the Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Landlord which in accordance with rite terms of this Lease would have been borne by the Tenant) in the meantime from and by any reletting of the Demised Premises, and the Tenant shall remain liable for all sums otherwise payable by the Tenant under this Lease, including but not limited to the expense of the Landlord aforesaid, as well as for any deficiency aforesaid, and the Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any Term Basic Rent payment and Additional Rent. As an alternative remedy, the Landlord shall be entitled to damages against the Tenant for breach of this lease, at any time (whether or not the Landlord shall have become entitled to or shall have received any damages as herinabove) Provided) in an amount equal to the excess if any, of the Term Basic Rent and Additional Rent which would be payable under this Lease at the date of the expiration of the Terri, less (lie amount of Term Basic Rent and Additional Rent received by the Landlord upon any reletting, both discounted to present worth at the rate of six (6%) percent per annum. The obligation and liability of the Tenant to pay the Term Basic Rent and the Additional Rent shall survive the commencement, prosecution and termination of any action to secure possession of rite Demised Premises. Nothing herein contained shall be deemed to require the Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been an Event of Default.

     Section 14.04. The Tenant hereby waives all right of redemption to which the Tenant or any person under it may be entitled by any law now or hereafter in force. In addition, in the event of an Event of Default which results in the Landlord recovering possession of the Demised Premises, Landlord shall be under no duty to mitigate Tenant's damages as provided for in this Article XIV. The Landlord's remedies hereunder are in addition to any remedy allowed by law

     Section 14.05. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke arty right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, arid other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Demised Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by Landlord of such default.

     Section 14.06. If Tenant fails, on three (3) separate occasions in any twelve (12) month period during the Term hereof, to make payment of the Monthly Basic Rent and/or any Additional Rent and/or late charge on or before the due date, then, whether or not Tenant ultimately takes and Landlord accepts the required payment after the due date, such failure shall entitle Landlord, upon or at any time after such third (3rd) separate occasion, to pursue the remedies provided in this Article, said circumstances being hereby declared a default no longer susceptible of being cured or removed by Tenant.


                                   ARTICLE XV

                                   Subletting

     Section 15.01. (A) The Tenant may sublet the whole or any part of the Demised Premises subject to the following:

     (B)In the event that the Tenant desires to sublease the whole or any part of the Demised Premises to any other party, then Tenant shall first offer to terminate the Lease and surrender the Demised Premises to the Landlord, by a written offer to Landlord to terminate the Lease and surrender the Demised Premises, on a specified date which shall be not less than ninety (90) days from the date of the giving of such notice nor more than one hundred twenty (120) days after such date. Landlord shall give written notice to Tenant of its acceptance or rejection of such offer, within sixty (60) days of the receipt of such written offer from the Tenant, and if the Landlord accepts said offer, this Lease shall terminate on the date set forth in the aforesaid offer to Landlord to terminate the Lease and the Tenant shall surrender the Demised Premises to the Landlord on said specified date, and each party shall be released from all obligations under the Lease except those which have accrued or shall accrue prior to the date of termination and surrender. In the event of such termination of the Lease, rent and other charges due and owing hereunder shall be apportioned as of the date of such termination and any part of the Lease deposit made under this Lease which shall not have been returned or applied under the terms thereof, or which may not be required to bring about performance of Tenant's obligations under the terms of this Lease, shall be returned to the Tenant.

     (C)If Landlord rejects Tenant's offer of termination and surrender, or fails to give notice of its intention to accept or reject same, within the sixty
(60) day period provided for above, Tenant shall have the right to underlet the whole or any part of the Demised Premises for a use permitted hereunder, but only with the written consent of the Landlord first had and obtained, on the basis of the following terms and conditions

     (1)A copy of the sublease shall be furnished to the Landlord which shall provide that said sublease assumes all of the obligations of this Lease.

     (2)The Tenant shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to the payment of the Term Basic Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified


     (3) The Tenant shall promptly pay to the Landlord one-half (1A) of the rent, as and when received, in excess of the rent (Basic and Additional) required to be paid by the Tenant for the area sublet, computed on the basis of an average square foot rent for the entire demised Building.

     (D)In any event, the acceptance by the Landlord of any rent from any of the subtenants, or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein from any and all of the obligations herein during and for the entire Term of this Lease

     (E)The Landlord shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet prior to its consideration of the same. The Tenant acknowledges that its sole remedy with respect to any assertion that the Landlord's failure to consent to any sublet is unreasonable shall be the remedy of specific performance, and the Tenant shall have no other claim or cause of action against the Landlord as a result of the Landlord's actions in refusing to consent thereto.

     (F)In the event that any or all of Tenant's interest in the Demised Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Demised Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction) being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.



     Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any oi~e such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms aud conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

     (G)Without limiting any of the provisions of Article XIV, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, notwithstanding the restrictions contained iii this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Annual Basic Rent and

     Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Landlord) , which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 22.02.

     (H)Without limiting any of the provisions of Article XIV, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose) * Tenant is permitted to assign this Lease, the Tenant aud any assignee shall promptly pay to Landlord one-halt (1/2) of any consideration received for any assignment.

     (I)Except as specifically set forth above, no portion of the Demised Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

     (J)If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this subsection 15.01(J) shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock] which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets, (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (b) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.


                                   ARTICLE XVI

                                     Notices

     Section 16.01. All notices, demands, consents, approvals, requests and instruments or documents by this Lease required or permitted to be given to or served upon the Landlord or the Tenant shall be in writing. Any such notice, demand, consent, approval, request, instrument or document shall be sufficiently given or served only if delivered personally or if sent by a recognized overnight courier service, or if sent by certified or registered mail, postage prepaid, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows

If to Landlord:
Bonanno Real Estate
Group III, L.P.

with copy to:
c/o Tryon Management
107 West Tryon Avenue
Teaneck, NJ  07666

Dollinger & Dollinger, P.A.
365 West Passaic Street
Rochelle Park, NJ  07662

If to Tenant:
Imaging Dynamics Inc.
53 West Century Road
Paramus, NJ  07642

with copy to:
Roger L. Fidler, Esq.
163 South Street Hackensack, NJ 07601

     Any notice so sent shall be deemed given or served upon receipt or rejection thereof.


                                  ARTICLE XVII

                                  Holding Over

     Section 17.01. If the Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay installments of Monthly Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6, but in no event less than the rate provided herein for the last month of the Term.


                                  ARTICLE XVIII

                                      Liens

     Section 18.01. This Lease may be cancelled by the Landlord if any mechanic's lien is filed against the Demised Premises as a result of alterations, additions or improvements made by the Tenant and not discharged by payment or bonding with~in thirty (30) days after notice by the Landlord to the Tenant. In addition, after thirty (30) days' written notice to the Tenant, the Landlord, at its option, may pay and discharge such lien, without inquiring into the validity thereof, and the Tenant shall, on demand of the Landlord, reimburse the Landlord as Additional Rent hereunder for the total expense incurred by the Landlord in discharging such lien


                                   ARTICLE XIX

                    Condition of Demised Premises, Loss, Etc.

     Section 19.01. After the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, Tenant's property or that under its care, custody or control, or injury to Tenant occurring in or about the Demised

     Premises, or for any business interruption loss, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof. Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.


                                   ARTICLE XX

                     Inspection, For Sale and For Rent Signs

     Section 20.01. The Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable hours to examine the same, or to exhibit the Demised Premises to prospective purchasers and to place upon the Demised Premises a suitable "For Sale" sign, which sign must be approved by the Tenant, which approval shall not be unreasonably withheld. For twelve (12) months prior to the expiration of the Term, the Landlord, or its agents, 'nay exhibit the Demised Premises to prospective tei~ants and may place the usual "To Let" signs therein

                                   ARTICLE XXI

                                      Signs

     Section 21.01. No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval the Landlord shall not unreasonably withhold, provided; (i) that Tenant comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for erection and maintenance of the sign and (ii) no later than the last day of the Term, Tenant shall, at Tenant's expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign.

                                  ARTICLE XXII

                     Advance Rent, Security and Late Charge

     Section 22.01. simultaneously herewith, the Tenant has deposited with the Landlord the sum of Five Thousand One Hundred Thirty-six and 60/100 ($5,136.60) Dollars in advance for Monthly for the first month of the Term

     Section 22.02. The Tenant has this day deposited with the Landlord the sum of Fifteen Thousand Four Hundred Nine and 80/100 ($15,409.80) Dollars (hereinafter "Security Deposit") as security for the full and faithful performance by Tenant of all of the terms and conditions upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the Term herein, provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on tue Tenant's part to be performed. In the event the Landlord uses any of said Security Deposit to cure Tenant's default(s) or meet any of Tenant's obligations, Tenant covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the Security Deposit to the vendee, and the Landlord shall be considered released by the Tenant from all liability for the return of such Security

     Deposit; and the Tenant agrees to look solely to the new landlord for the return of the said Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to a new landlord. The security deposited under this shall not be mortgaged1 assigned or encumbered by the Tenant without the written consent of the Landlord.

     At all Limes during the Term or any extension or renewal thereof, the Security Deposit shall equal the sum of three (3) installments of Monthly Basic Rent. As and when the Monthly Basic Rent increases, Tenant shall deposit with Landlord the difference between the then existing Security Deposit and the aforementioned sum (hereinafter "Additional Security") . Failure of Tenant to deposit Additional Security within ten (10) days after Landlord's written demand sI~all constitute a material breach of this Lease by Tenant.

     Section 22.03. In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the united States of America, then and in such event Landlord may require the Tenant to deposit Additional Security in the amount specified in Subsection 15.01(H) to adequately assure Tenant's performance of all of its obligations under this Lease, including all payments subsequently accruing. Failure of Tenant to deposit the security required by this Section within ten
(10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

     Section 22.04. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of seven (7%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Tenant shall not be charged a Late charge the first time Tenant is late during each twelve (12) month period during the Term commencing on the Commencement Date until Tenant, as to such time in each twelve (12) month period, is given five (5) days' notice and an opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment witkiin said time


                                  ARTICLE XXIII

                              Financial Statements

     Section 23.01. The Tenant agrees, within ninety (90) days after the end of the Tenant's accounting year, at the request of the Landlord, or at the request of the holder of any first mortgage upon the Demised Premises, to furnish to the Landlord or mortgagee, a certified balance sheet and profit and loss statement for the last accounting year.

                                  ARTICLE XXIV

                                     Broker

     Section 24.01. The Tenant represents and warrants to the Landlord that Tryon Management Corporation is the sole broker which advised it of the availability of the Demised Premises for leasing and is the sole broker which introduced it to the Landlord, and the Landlord shall pay the commission, if any, which may be due to said broker. The Tenant agrees to indemnify and hold Landlord harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant.


                                   ARTICLE XXV

                        Short Form or Memorandum of Lease

     Section 25.01. At the request of either party the Landlord and the Tenant will execute and deliver, in duplicate original counterparts, a recordable memorandum of this Lease identifying the Demised Premises and stating the commencement and termination dates of the Term of this Lease


                                  ARTICLE XXVI

                Waiver of Jury Trial~Non-Mandatory Counterclaims

     Section 26.01. If Landlord commences any summary I proceedings or an action for nonpayment of Term Basic Rent or Additional Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors under or connected with this Lease or any of its provisions

                                  ARTICLE XXVII

                               Waiver of Distraint

     Section 27.01. Landlord waives all lien, right, interest and claim it might otherwise have in and waives its right of distraint of, the machinery, fixtures and other property of the Tenant, and in any other property of any nature whether on or off the Demised Premises, belonging to the Tenant. The provisions of this Section are intended to apply to the Landlord's common law (if any) and statutory right of distraint because of failure to pay Term Basic Rent or Additional Rent.


                                 ARTICLE XXVIII

                                 Retained Rights

     Section 28.01. Landlord hereby reserves to itself, its successors and assigns the full use of the roof and the right to grant, construct, maintain and use ingress and egress easements, railroad easements, utility easements, drainage easements, across, through, over and under the Demised Premises, Building and Real Property or to or from other lands and other portions of the Real Property now owned or in the future acquired by the Landlord, and to construct and install pipes and other equipment necessitated thereby, provided, however, that the same be at the cost of the Landlord and does not unreasonably interfere with the use of or access to the Demised Premises by the Tenant.

                                  ARTICLE XXIX

                                  Miscellaneous

     Section 29.01. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party I or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     Section 29.02. Waivers. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

     The receipt of Monthly Basic Rent and Additional Rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

     Section 29.03. Number, Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     Section 29.04. Successors, Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

     Section 29.05. Headings. The Article and marginal headings herein are intended for convenience in finding the subject matters, are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

     Section 29.06. Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

     Section 29.07. Landlord. The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises the Landlord shall be and hereby is entirely freed and relieved of all obligations of the Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of the Landlord hereunder arising during the period it is the holder of the Landlord's interest hereunder.

     Section 29.06. Words of Duty. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants

     Section 29.09. Cumulative Remedies. The specified remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

     Section 29.10. No option. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

     Section 29.11. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

     Section 29.12. Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

     Section 29.13. Lease Commencement. Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever including Landlord's negligence, cannot deliver possession of the Demised Premises to Tenant at the commencement of the agreed Term as set forth in Section 2.01, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term shall be for the full Term as specified above to commence from and after the date Landlord shall have delivered possession of the Demised Premises to Tenant, and, if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. Landlord and Tenant acknowledge and agree that Tenant's obligations hereunder are conditioned upon Tenant obtaining a Certificate of Occupancy permitting its use of the Demised Premises for the purpose set forth in the first sentence of
Section 5.01 (the "Use CO), as opposed to a Certificate of Occupancy that may be required upon completion of any tenant improvements. Tenant shall have a period of thirty (30) days from the date of this Lease to procure the Use CO. Upon execution of this Lease, Tenant shall promptly file for and thereafter in good faith diligently prosecute an application for the Use CO. In the event that on or before said thirtieth (30th)day following the date of t)~is Lease Tenant has not obtained the Use CO, then either party may cancel this Lease upon notice to the other given on or after said thirtieth (30th) day, in which event all advance rent and security paid by Tenant shall be returned and the parties released herefrom. Nothing herein contained shall be construed to permit Tenant to enter the Demised Premises and perform any work prior to the Commencement Date

     Section 29.14. Real Estate Taxes. As used in this Lease, Real Estate Taxes shall mean the property taxes and assessments imposed upon the Real Property including the Building, or upon the Term Basic Rent and Additional Rent, as such, payable to Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Demised Premises including the Building by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax or other tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax or other tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax or other tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes. hereof.

     Section 29.15. Additional Rent. Additional Rent shall mean all sums in addition to Term Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

                                   ARTICLE XXX
                               Personal Liability

     Section 30.01. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.


                                  ARTICLE XXXI

                                 Renewal option

     Section 31.01. Tenant is hereby granted an option to renew this Lease upon the following terms and conditions:

     (A)At the time of the exercise of the option to renew and at the time of the said renewal, the Tenant shall not be default in accordance with the terms and provisions of this Lease, and shall be in possession of the Demised Premises pursuant to this Lease.

     (B)Notice of the exercise of the option shall be sent to the Landlord in writing at least nine (9) months before the expiration of the Term of this Lease.

     (C)The renewal term (herein "Extended Term") shall be for the term of three
(3) years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the Term Basic Rent, shall apply during any such renewal term.

     (D)The Annual Basic Rent to be paid during the Extended Term (August 1, 2000 through July 31, 2003) shall accrue at the rate equal to the Annual Basic Rent paid during the last year of the Term [Sixty-one Thousand Six hundred Thirty-nine and 20/100 ($61,639.20) Dollars, increased by the percentage of increase in the index now known as the Revised Consumer Price Index for All Urban Consumers of the New York, N.Y.-Northeastern, New Jersey area as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-84-100) (hereinafter "Index") between May 1997 and May 2000, but in no event to be less than the Annual Basic Rent paid for the Demised Premises for the last year of the original Term of the Lease.. If, at the time required for the determination of the renewal rent the aforesaid Index is no longer published or issued, the parties shall use such other index as is then generally recognized and accepted for similar determinations of cost of living increases.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                   BONANNO REAL ESTATE GROUP III, L.P., Landlord



                                   BY:
                                   THOMAS P. BONNANO, JR.,
                                   General Partner

                                   IMAGING DYNAMICS, INC., Tenant

                                   By:
                                   Name:
                                   Title: